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                                                                    EXHIBIT 10.2


                           SYSTEMONE TECHNOLOGIES INC.

                              REVOLVING CREDIT NOTE


$5,000,000                                               As of November 30, 2000


         SECTION 1. General. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122, for value received, hereby promises to pay to Hansa Finance Limited Liability Company, with offices at 450 Park Avenue, Suite 2302, New York, New York 10022, or order, the principal amount of Five Million Dollars ($5,000,000), or the amount of all outstanding advances hereunder, whichever is lesser in amount, the entire principal balance of which shall be due and payable on May 30, 2005 (subject to optional and mandatory prepayment in whole or in part in the manner hereinafter referenced), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for payment of public and private debts; and, to pay interest on the unpaid balance of the principal amount hereof, as set forth in the Loan Agreement hereinafter described, at the rate per annum equal to 14%, in like coin or currency, monthly in arrears commencing on December 31, 2000 (the payment due on such date to include all accrued interest from the date hereof) and on the last day of each calendar month thereafter, and together with final payment of all remaining principal hereunder, and to pay interest at such rate on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at 450 Park Avenue, Suite 2302, New York, New York 10022, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

         SECTION 2. Revolving Credit Borrowings. All Revolving Credit Borrowings (as defined in the Loan Agreement hereinafter described) and payments of interest and principal thereon shall be recorded by the holder of this Note and endorsed on Schedule A attached hereto, which is hereby made a part of this Note; provided, however, that the failure of the holder of this Note to make any such endorsement shall not in any manner affect the obligation of the Borrower to repay this Note in accordance with the terms of the Loan Agreement and the terms hereof.

         SECTION 3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.


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         SECTION 4. Related Agreements. This Note is issued pursuant to, and is the Note referred to in, the Revolving Credit Loan Agreement dated as of November 30, 2000, as may from time to time be amended (herein referred to as the "Loan Agreement"), between the Borrower and Hansa Finance Limited Liability Company and is entitled to the benefits and subject to the provisions thereof (including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement dated as of November 30, 2000 between the Borrower and Hansa Finance Limited Liability Company, as may from time to time be amended. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.


ATTEST:                                     SYSTEMONE TECHNOLOGIES INC.


                                            By: /s/ Paul I. Mansur
---------------------------                     --------------------------------


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